UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 10, 2020

Linde plc

(Exact name of registrant as specified in its charter)

Ireland	001-38730	98-1448883
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

The Priestley Centre

10 Priestley Road

Surrey Research Park

Guildford, Surrey GU2 7XY

United Kingdom

(Address of principal executive offices)(Zip Code)

+44 14 83 242200

(Registrant’s telephone numbers, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Ordinary shares (€0.001 nominal value per share)	LIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 10, 2020, Praxair, Inc. (“Praxair”), a wholly owned subsidiary of Linde plc (the “Company”), issued $700,000,000 aggregate principal amount of 1.100% notes due August 10, 2030 (the “2030 Notes) and $300,000,000 aggregate principal amount of 2.000% notes due August 10, 2050 (together with the 2030 Notes, the “Notes”). The Notes are fully and unconditionally guaranteed by the Company, and such guarantee by the Company is guaranteed by Linde GmbH, another wholly owned subsidiary of the Company.

The net proceeds of this offering were approximately $990 million, after deducting underwriting discounts, fees and expenses associated with the offering. Praxair intends to use the net proceeds to fund the redemption, repurchase and/or repayment at maturity of Praxair’s outstanding 4.05% notes due March 15, 2021 and 3.00% notes due September 1, 2021, with the balance, if any, to be used for general corporate purposes.

In connection with the offering, Praxair entered into a Terms Agreement dated as of August 3, 2020 (the “Terms Agreement”), among Praxair, the Company, Linde GmbH, and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the underwriters. The Terms Agreement and the Standard Underwriting Agreement Provisions (June 2, 2020 edition) incorporated by reference in the Terms Agreement are filed as Exhibit 1.1 and 1.2 to this Form 8-K.

The Notes were issued under an indenture (the “Indenture”), dated as of August 10, 2020, among Praxair, the Company and U.S. Bank National Association, as trustee. The Indenture, the Form of 2030 Notes with Guarantee Endorsements and the Form of 2050 Notes with Guarantee Endorsements are filed as exhibits to this Form 8-K and the description of the Indenture contained herein is qualified in its entirety by reference to the Indenture.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit. The following exhibit is filed herewith:

Exhibit No.	Description

1.1	Standard Underwriting Agreement Provisions (June 2, 2020 Edition) (incorporated by reference to Exhibit 1.1 to the Company’s Registration Statement on Form S-3 filed on June 2, 2020 (Registration No. 333-238875))

1.2	Terms Agreement, dated as of August 3, 2020, among Praxair, Inc., Linde plc, Linde GmbH, and BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Mizuho Securities USA LLC and Wells Fargo Securities, LLC, as representatives of the underwriters

4.1	Indenture, dated as of August 10, 2020, among Praxair, Inc., Linde plc and U.S. Bank National Association, as trustee

4.2	Form of 1.100% Notes due 2030 with Guarantee Endorsements

4.3	Form of 2.000% Notes due 2050 with Guarantee Endorsements

5.1	Opinion of Cahill Gordon & Reindel LLP

5.2	Opinion of Arthur Cox

5.3	Opinion of Linklaters LLP

23.1	Consent of Cahill Gordon & Reindel LLP (included in Exhibit 5.1)

23.2	Consent of Arthur Cox (included in Exhibit 5.2)

23.3	Consent of Linklaters LLP (included in Exhibit 5.3)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDE PLC

Date: August 10, 2020	By:	/s/ Guillermo Bichara
	Name:	Guillermo Bichara
	Title:	General Counsel